          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 2000

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         -----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                           PACKARD BIOSCIENCE COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE                               06-0676652
      (State or Other Jurisdiction of                 (I.R.S. Employer
       Incorporation or Organization)                Identification No.)

                              800 RESEARCH PARKWAY
                           MERIDEN, CONNECTICUT 06450
                                 (203) 238-2351
                    (Address of Principal Executive Offices)

                         -----------------------------

              PACKARD BIOSCIENCE COMPANY 2000 STOCK INCENTIVE PLAN
          PACKARD BIOSCIENCE COMPANY 2000 EMPLOYEE STOCK PURCHASE PLAN PACKARD BIOSCIENCE COMPANY NON-EMPLOYEE DIRECTOR OPTION COMPENSATION PLAN
                  CANBERRA INDUSTRIES, INC. STOCK OPTION PLAN
                           (Full Title of the Plans)

                         -----------------------------

                                 BEN D. KAPLAN
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                           PACKARD BIOSCIENCE COMPANY
                              800 RESEARCH PARKWAY
                           MERIDEN, CONNECTICUT 06450
                                 (203) 238-2351
                      (Name, address and telephone number,
                   including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


========================================== ============== ================ ================== =================
                                                          Proposed Maximum  Proposed Maximum
                                            Amount to be   Offering Price  Aggregate Offering    Amount of
Title of Securities to be Registered       Registered (1)  Per Share (2)       Price (2)      Registration Fee
------------------------------------------ -------------- ---------------- ------------------ -----------------
Common Stock, par value $0.002 per share        35,000       $    .633        $     22,155         $17,138
                                                12,000           1.287              15,444
                                               531,000           1.317             699,327
                                               197,500           1.454             287,165
                                                10,000           1.60               16,000
                                             7,000,000           9.125          63,875,000
                                             ---------                          ----------
                                             7,785,500                          64,915,091
                                             =========                          ==========
========================================== ============== ================ ================== =================


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of (i) additional shares of common stock that may be issued pursuant to anti-dilution and adjustment provisions of the above-named plans and (ii) interests to be offered or sold pursuant to the above-named plans.

(2) Estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Such estimate is based upon: (i) in the case of shares of common stock which may be purchased upon exercise of outstanding options, the price at which the options may be exercised; and (ii) in the case of shares of common stock for which options have not yet been granted and the option price of which is therefore unknown, the average of the high and low sales prices of the common stock of the registrant as posted on The Nasdaq National Market on April 20, 2000, a date within 5 business days prior to the filing of this registration statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     * As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this registration statement (the "Plans") as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as prospectus or prospectuses supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by the Registrant are incorporated by reference in this registration statement.

     1. The Prospectus, dated April 19, 2000, of the Registrant filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registrant's Registration Statement on Form S-1 (File No. 333-31996);

     2. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on April 18, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     3. The Registrant's annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of common stock offered have been sold, or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Packard BioScience Company (the "Company") is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person was an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. The Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Company upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company.

     The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

Exhibit No.    Description
-----------    -----------

   5.1 Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of common stock, par value $0.002, issuable under the plans (including consent).

  10.10        Canberra Industries, Inc. Stock Option Plan of 1971, as amended.
               (1)

  10.11        Packard BioScience Company 2000 Stock Incentive Plan. (2)

  10.12 Packard BioScience Company 2000 Non-Employee Director Option Compensation Plan. (2)

  10.13        Packard BioScience Company 2000 Employee Stock Purchase Plan. (2)

  23.1 Consent of Arthur Andersen LLP relating to the audited financial statements of Packard BioScience Company and subsidiaries as of December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999.

  23.7 Consent of Wachtell, Lipton, Rosen & Katz (included in their opinion filed as Exhibit 5.1).

  24.1 Powers of Attorney (included in the signature page of this registration statement).

--------------------

      (1) Incorporated by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-24001), as amended.

      (2) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-31996), as amended.

ITEM 9.   REQUIRED UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a direc-tor, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, State of New York, on this 26th day of April, 2000.

                                        PACKARD BIOSCIENCE COMPANY

                                        By: /s/ Ben D. Kaplan
                                            ------------------------------------
                                            Name:  Ben D. Kaplan
                                            Title: Vice President and
                                                   Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ben D. Kaplan, Timothy O. White, Jr. and David M. Dean and each of them severally as his true and lawful attorney-in-fact with full power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Board of Directors or officer of the Registrant, this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 26, 2000:

           SIGNATURE                                   TITLE
           ---------                                   -----

     /s/ Emery G. Olcott                Chairman of the Board, Chief Executive
----------------------------------      Officer and President
         Emery G. Olcott

     /s/ Richard T. Mckernan            Senior Vice President (President Packard
----------------------------------      Instrument) and Director
         Richard T. McKernan

     /s/ Ben D. Kaplan                  Vice President and
----------------------------------      Chief Financial Officer
         Ben D. Kaplan

     /s/ David M. Dean                  Corporate Controller
----------------------------------
         David M. Dean

     /s/ George Serrano                 Vice President (President Canberra
----------------------------------      Industries) and Director
         George Serrano

     /s/ Robert F. End                  Director
----------------------------------
         Robert F. End

     /s/ Bradley J. Hoecker             Director
----------------------------------
         Bradley J. Hoecker

     /s/ Alexis P. Michas               Director
----------------------------------
         Alexis P. Michas

     /s/ Peter P. Tong                  Director
----------------------------------
         Peter P. Tong

     /s/ Robert C. Salisbury            Director
----------------------------------
         Robert C. Salisbury